Exhibit 10.4

         Mr. Kennedy's Employment Agreement is the same as the Employment Agreement in Exhibit 10.1, which is incorporated herein by reference except as to: (i) the name of the signatory, which is Thomas L. Kennedy; (ii) the position in Section 1, which is Chairman of the Board; (iii) the signatory for the Company, which is E. Lee Beard; (iv) the guarantor for the Company, which is E. Lee Beard; and (v) the amount of the base salary in Section 3(a), which is $118,000.